Exhibit 4.2

BANCO SANTANDER, S.A.

as Issuer,

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV,

Luxembourg Branch

as Contingent Convertible Capital Securities Registrar

FIRST SUPPLEMENTAL INDENTURE

dated as of May 12, 2021

to

CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE

dated as of May 12, 2021

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of May 12, 2021, among BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”, which term includes any successor Trustee), paying and conversion agent (the “Paying and Conversion Agent”, which term includes any successor Paying and Conversion Agent), calculation agent (the “Calculation Agent”, which term includes any successor Calculation Agent) and principal paying agent (the “Principal Paying Agent”, which term includes any successor Principal Paying Agent), having its Corporate Trust Office at One Canada Square, London, E14 5AL, United Kingdom and THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, a société anonyme/naamloze vennootschap, incorporated under the laws of Belgium, as Contingent Convertible Capital Securities Registrar (the “Contingent Convertible Capital Securities Registrar” which term includes any successor Contingent Convertible Preferred Security Registrar), having its principal office at 2-4 Rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Contingent Convertible Capital Securities Indenture dated as of May 12, 2021 (the “Base Indenture”, and as supplemented and amended by this First Supplemental Indenture, the “Contingent Convertible Capital Securities Indenture”) to provide for the issuance of the Company’s contingent convertible capital securities (the “Contingent Convertible Capital Securities”), including the Tier 1 Notes (as defined below).

WHEREAS, Section 10.01(e) of the Base Indenture permits the Company and the Trustee to change or eliminate any provisions of the Base Indenture without the consent of Holders of the Tier 1 Notes, subject to certain conditions;

WHEREAS, Section 10.01(g) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Contingent Convertible Capital Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders of the Tier 1 Notes;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this First Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Executive Committee of the Company have authorized the entry into this First Supplemental Indenture and the establishment of the Tier 1 Notes, as required by Section 10.01 of the Base Indenture;

WHEREAS, the parties hereto desire to establish (i) a series of Contingent Convertible Capital Securities to be known as the Series 10 4.750% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Dollar Notes”) and (ii) a series of Contingent Convertible Capital Securities to be known as the Series 11 4.125% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Euro Notes”, and, together with the Dollar Notes, the “Tier 1 Notes”) pursuant to Sections 2.01 and 3.01 of the Base Indenture. Each of the Dollar Notes and the Euro Notes may be issued from time to time, and any Dollar Notes and Euro Notes issued as part of the relevant series created herein will constitute a single series of Contingent Convertible Capital Securities under the Contingent Convertible Capital Securities Indenture and shall be included in the definition of “Dollar Notes” or “Euro Notes,” as applicable, where the context requires;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture and the Company has provided the Trustee with an Executive Committee Resolution authorizing the execution of this First Supplemental Indenture;

WHEREAS, all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this First Supplemental Indenture shall amend and supplement the Base Indenture; and to the extent that the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this First Supplemental Indenture and the Base Indenture, the term “series” shall mean a series of the Contingent Convertible Capital Securities.

ARTICLE 2

FORM OF TIER 1 NOTES

Section 2.01. Terms of the Dollar Notes. The following terms relating to the Dollar Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The Dollar Notes shall be designated as: the Series 10 4.750% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities;

(b) The price at which the Dollar Notes shall be issued is 100.000% of the aggregate Liquidation Preference thereof;

(c) The aggregate Liquidation Preference of the Dollar Notes that may be authenticated and delivered under the Contingent Convertible Capital Securities Indenture shall not exceed $1,000,000,000, except as otherwise provided in the Contingent Convertible Capital Securities Indenture, including Section 2.01(r) hereof;

(d) The Dollar Notes shall be perpetual Contingent Convertible Capital Securities and shall have no stated maturity in respect of Liquidation Preference;

(e) The Dollar Notes shall be issued in global registered form on May 12, 2021 and shall accrue non-cumulative cash Distributions from and including May 12, 2021 payable quarterly in arrears on February 12, May 12, August 12 and November 12 in each year (each, a “Distribution Payment Date”), commencing on August 12, 2021, subject to the conditions set forth under Section 3.04 hereof. The distribution rate on the Dollar Notes is set forth in Section 3.04(a) hereof. Distributions on the Dollar Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month. The Regular Record Date for the Dollar Notes will be 15 calendar days immediately preceding the relevant Distribution Payment Date, whether or not a Business Day;

(f) The Dollar Notes shall carry a Liquidation Preference of $200,000 per Dollar Note;

(g) The Liquidation Preference of and any Distributions on the Dollar Notes shall be paid to the Holder through The Bank of New York Mellon, as Principal Paying Agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The Dollar Notes shall not be redeemable except as provided in Article 12 of the Contingent Convertible Capital Securities Indenture;

(i) The Company shall have no obligation to redeem or purchase the Dollar Notes pursuant to any sinking fund or analogous provision;

(j) The Dollar Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) Payments in respect of the Dollar Notes, including payments of Liquidation Preference and Distributions, shall be subject to the conditions set forth under Section 3.04 hereof and the Base Indenture (including Sections 3.07, 3.08, 3.09, 3.10, 6.02, Articles 4 and 12 and Section 14.01 thereof, in each case, where applicable, as amended hereby);

(l) Additional Amounts in respect of the Dollar Notes shall be payable as set forth in the Contingent Convertible Capital Securities Indenture;

(m) The Dollar Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The Dollar Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company;

(o) The Dollar Notes will not be initially issued in definitive form;

(p) The Company agrees with respect to the Dollar Notes and each Holder of the Dollar Notes, by his or her acquisition of a Dollar Note will be deemed to have agreed to the subordination described in Section 13.01 of the Contingent Convertible Capital Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Dollar Notes. In addition, each Holder of the Dollar Notes by his or her acquisition of a Dollar Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Dollar Notes as provided in the Contingent Convertible Capital Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(q) The form of the Dollar Notes to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(r) The Company may issue additional Contingent Convertible Capital Securities (“Additional Dollar Notes”) after the date hereof having the same ranking and same distribution rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as the Dollar Notes; provided, however, that such Additional Dollar Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Dollar Notes unless the Additional Tier 1 Notes are fungible with the Dollar Notes for U.S. federal income tax purposes. Any such Additional Dollar Notes, together with the Dollar Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture;

(s) The Company appoints The Bank of New York Mellon, London Branch as the initial Paying and Conversion Agent, Calculation Agent and Principal Paying Agent for the Dollar Notes;

(t) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch as the initial Contingent Convertible Capital Security Registrar for the Dollar Notes pursuant to Section 3.05 of the Base Indenture;

(u) If a Capital Event or a Tax Event occurs and is continuing, the Company may substitute all (but not some) of the Dollar Notes or modify the terms of all (but not some) of the Dollar Notes as provided for in Section 9.04 of the Contingent Convertible Capital Securities Indenture;

(v) Subject to applicable law, neither any Holder or beneficial owner of the Dollar Notes nor the Trustee acting on behalf of the Holders of the Dollar Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Dollar Notes as provided for in Section 13.02 of the Contingent Convertible Capital Securities Indenture;

(w) Each Holder of the Dollar Notes acknowledges, accepts, consents to and agrees to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture; and

(x) The Bank of New York Mellon, London Branch, as the Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Contingent Convertible Capital Security Registrar for the Dollar Notes, acknowledge, accept, consent to and agree to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture.

Section 2.02. Terms of the Euro Notes. The following terms relating to the Euro Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The Euro Notes shall be designated as: the Series 11 4.125% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities;

(b) The price at which the Euro Notes shall be issued is 100.000% of the aggregate Liquidation Preference thereof;

(c) The aggregate Liquidation Preference of the Euro Notes that may be authenticated and delivered under the Contingent Convertible Capital Securities Indenture shall not exceed €750,000,000, except as otherwise provided in the Contingent Convertible Capital Securities Indenture, including Section 2.02(r) hereof;

(d) The Euro Notes shall be perpetual Contingent Convertible Capital Securities and shall have no stated maturity in respect of Liquidation Preference;

(e) The Euro Notes shall be issued in global registered form on May 12, 2021 and shall accrue non-cumulative cash Distributions from and including May 12, 2021 payable quarterly in arrears on each Distribution Payment Date, commencing on August 12, 2021, subject to the conditions set forth under Section 3.04 hereof. The distribution rate on the Euro Notes is set forth in Section 3.04(b) hereof. Distributions on the Euro Notes will be calculated on the basis of the actual number of days elapsed and the actual number of days in the year. The Regular Record Date for the Euro Notes will be 15 calendar days immediately preceding the relevant Distribution Payment Date, whether or not a Business Day;

(f) The Euro Notes shall carry a Liquidation Preference of €200,000 per Euro Note;

(g) The Liquidation Preference of and any Distributions on the Euro Notes shall be paid to the Holder through The Bank of New York Mellon, as Principal Paying Agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The Euro Notes shall not be redeemable except as provided in Article 12 of the Contingent Convertible Capital Securities Indenture;

(i) The Company shall have no obligation to redeem or purchase the Euro Notes pursuant to any sinking fund or analogous provision;

(j) The Euro Notes shall be issued only in minimum denominations of €200,000 and integral multiples of €200,000 in excess thereof;

(k) Payments in respect of the Euro Notes, including payments of Liquidation Preference and Distributions, shall be subject to the conditions set forth under Section 3.04 hereof and the Base Indenture (including Sections 3.07, 3.08, 3.09, 3.10, 6.02, Articles 4 and 12 and Section 14.01 thereof, in each case, where applicable, as amended hereby);

(l) Additional Amounts in respect of the Euro Notes shall be payable as set forth in the Contingent Convertible Capital Securities Indenture;

(m) The Euro Notes shall be denominated in, and payments thereon shall be made in, Euros, provided that, if the Euro is unavailable to the Company due to circumstances beyond the Company’s control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Notes shall be made in U.S. Dollars until the Euro is again available to the Company and so used. In such circumstances, the amount payable on any date in Euro shall be calculated and converted into U.S. Dollars on the basis of the then most recently available market exchange rate for Euro. Neither the Trustee, the Principal Paying Agent, the Paying and Conversion Agent nor the Calculation Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any payment in respect of any Note so made in U.S. dollars pursuant to this Section 2.02(m) will not constitute an event of default or Enforcement Event under the Euro Notes or the Contingent Convertible Capital Securities Indenture;

(n) The Euro Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of a common depositary on behalf of Euroclear and Clearstream Luxembourg, or a nominee thereof;

(o) The Euro Notes will not be initially issued in definitive form;

(p) The Company agrees with respect to the Euro Notes and each Holder of the Euro Notes, by his or her acquisition of a Euro Note will be deemed to have agreed to the subordination described in Section 13.01 of the Contingent Convertible Capital Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Euro Notes. In addition, each Holder of the Euro Notes by his or her acquisition of a Euro Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Euro Notes as provided in the Contingent Convertible Capital Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(q) The form of the Euro Notes to be issued on the date hereof shall be substantially in the form of Exhibit B hereto;

(r) The Company may issue additional Contingent Convertible Capital Securities (“Additional Euro Notes”) after the date hereof having the same ranking and same distribution rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as the Euro Notes; provided, however, that such Additional Euro Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Euro Notes unless the Additional Euro Notes are fungible with the Euro Notes for U.S. federal income tax purposes. Any such Additional Euro Notes, together with the Euro Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture;

(s) The Company appoints The Bank of New York Mellon, London Branch as the initial Paying and Conversion Agent, Calculation Agent and Principal Paying Agent for the Euro Notes;

(t) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch as the initial Contingent Convertible Capital Security Registrar for the Euro Notes pursuant to Section 3.05 of the Base Indenture;

(u) If a Capital Event or a Tax Event occurs and is continuing, the Company may substitute all (but not some) of the Euro Notes or modify the terms of all (but not some) of the Euro Notes as provided for in Section 9.04 of the Contingent Convertible Capital Securities Indenture;

(v) Subject to applicable law, neither any Holder or beneficial owner of the Euro Notes nor the Trustee acting on behalf of the Holders of the Euro Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Euro Notes as provided for in Section 13.02 of the Contingent Convertible Capital Securities Indenture;

(w) Each Holder of the Euro Notes acknowledges, accepts, consents to and agrees to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture; and

(x) The Bank of New York Mellon, London Branch, as the Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Contingent Convertible Capital Security Registrar for the Euro Notes, acknowledge, accept, consent to and agree to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture.

ARTICLE 3

ADDITIONAL TERMS APPLICABLE TO THE TIER 1 NOTES

Section 3.01. Addition of Definitions. With respect to the Tier 1 Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“5-year Mid-Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which (a) has a term of 5 years commencing on the relevant Euro Notes Reset Date; and (b) is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; where the floating leg (calculated on an Actual/360 day count basis) is equivalent to six-month EURIBOR.

“5-year Mid-Swap Rate” means, in relation to a Euro Notes Reset Date and the Euro Notes Reset Period commencing on that Euro Notes Reset Date, (a) the rate for the Euro Notes Reset Date of the annual mid-swap rate for euro swap transactions maturing on the last day of such Euro Notes Reset Period, expressed as a percentage, which appears on the Screen Page under the heading “EURIBOR BASIS—EUR” and above the caption “11AM FRANKFURT” as of 11.00 a.m. (CET) on the Reset Determination Date; or (b) if such rate does not appear on the Screen Page at such time on such Reset Determination Date, the Reset Reference Bank Rate for such Euro Notes Reset Period unless a Benchmark Event has occurred, in which case the 5-year Mid-Swap Rate shall be determined as set forth in Section 3.04(j) hereof.

“5-year UST” means, in relation to a Dollar Notes Reset Date and the Dollar Notes Reset Period commencing on that Dollar Notes Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“Accrual Date” shall have the meaning set forth in Section 3.04(d) hereof.

“Adjustment Spread” means either (a) a spread (which may be positive, negative or zero), or (b) the formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or

(ii)

if no such recommendation in item (i) above has been made, or in the case of an Alternative Rate, the Company, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines, is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or

(iii)

if the Company determines that no such spread in item (ii) above is customarily applied, the Company, following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, determines, is recognized or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iv)

if the Company determines that no such industry standard in item (iii) above is recognized or acknowledged, the Company, in its discretion, following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, determines to be appropriate having regard to the objective, so far as reasonably practicable in the circumstances and solely for the purposes of this sub-paragraph (iv), of reducing any economic prejudice or benefit (as the case may be) to holders of Euro Notes as a result of the replacement of the Original Reference Rate.

“Alternative Rate” means an alternative benchmark or screen rate which the Company following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, determines in accordance with Section 3.04(j) hereof is customary in market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) in euro.

“Benchmark Amendment” means an amendment to the terms of the Euro Notes to ensure the proper operation of a Successor Rate, Alternative Rate and/or Adjustment Spread.

“Benchmark Event” means, as determined by the Company, (i) the Original Reference Rate ceasing to exist or ceasing to be published for a period of at least 5 Business Days; or (ii) a public statement by the administrator of the Original Reference Rate that it has ceased or will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (iii) a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (iv) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Euro Notes; or (v) it has become unlawful for any Calculation Agent, Paying and Conversion Agent, the Company or other party to calculate any payments due to be made to any holder of Euro Notes using the Original Reference Rate; provided that in the case of sub-paragraphs (ii), (iii) and (iv), the Benchmark Event shall occur on the date of the cessation of publication of the Original Reference Rate, the discontinuation of the Original Reference Rate, or the prohibition of use of the Original Reference Rate, as the case may be, and not the date of the relevant public statement.

“Closing Date” means May 12, 2021, being the date of the initial issue of the Tier 1 Notes.

“Dollar Notes” means a series of Contingent Convertible Capital Securities to be known as the Series 10 4.750%% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities.

“Dollar Notes Distributions” shall have the meaning set forth in Section 3.04(a) of the First Supplemental Indenture.

“Dollar Notes First Reset Date” means May 12, 2027 (six years after the Closing Date).

“Dollar Notes Initial Margin” means 3.753% per annum.

“Dollar Notes Reset Date” means every fifth anniversary of the Dollar Notes First Reset Date.

“Dollar Notes Reset Period” means each period from (and including) a Dollar Notes Reset Date to (but excluding) the next succeeding Dollar Notes Reset Date.

“EU Benchmarks Regulation” means Article 36 of Regulation (EU) No. 2016/1011.

“EURIBOR” means (a) the euro inter-bank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period which is published on the relevant Screen Page as of 11.00 a.m. (CET) on the Reset Determination Date for the relevant Euro Notes Reset Date, or (b) (if no such rate is available) the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the quotations offered for euro deposits of the relevant maturity by four major banks in the Euro-zone inter-bank market selected by the Company.

“Euro Notes” means a series of Contingent Convertible Capital Securities to be known as the Series 11 4.125% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities.

“Euro Notes Distributions” shall have the meaning set forth in Section 3.04(b) hereof.

“Euro Notes First Reset Date” means May 12, 2028 (seven years after the Closing Date).

“Euro Notes Initial Margin” means 4.311% per annum.

“Euro Notes Reset Date” means every fifth anniversary of the Euro Notes First Reset Date.

“Euro Notes Reset Period” means each period from (and including) a Euro Notes Reset Date to (but excluding) the next succeeding Euro Reset Date.

“First Reset Date” means the Dollar Notes First Reset Date or the Euro Notes First Reset Date, as applicable.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by the Company, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means, in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

“Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Distribution Rate (or any component part thereof) on the Euro Notes.

“Reference Banks” means 5 leading swap dealers in the London interbank market as selected by the Company.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable), (i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Reset Date” means the Dollar Notes First Reset Date or the Euro Notes First Reset Date, as applicable.

“Reset Determination Date” means, in relation to the Dollar Notes Reset Date or the Euro Notes Reset Date, the second Business Day immediately preceding such Reset Date.

“Reset Reference Bank Rate” means, in relation to a Euro Notes Reset Date and the Euro Notes Reset Period commencing on that Euro Notes Reset Date, the percentage determined on the basis of the 5-year Mid-Swap Rate Quotations provided by the Reference Banks at approximately 11.00 a.m. (CET) on the Reset Determination Date for such Euro Notes Reset Date. If three or more quotations are provided, the Reset Reference Bank Rate for such Euro Notes Reset Period will be the percentage reflecting the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, it will be the arithmetic mean of the quotations provided. If only one quotation is provided, it will be the quotation provided. If no quotations are provided, the Reset Reference Bank Rate for the Euro Notes Reset Period will be (i) in the case of each Euro Notes Reset Period other than the Euro Notes Reset Period commencing on the Euro Notes First Reset Date, the 5-year Mid-Swap Rate in respect of the immediately preceding Euro Notes Reset Period or (ii) in the case of the Euro Notes Reset Period commencing on the Euro Notes First Reset Date, -0.283% per annum.

“Screen Page” means the display page on the relevant Reuters information service designated as (a) in the case of the 5-year Mid-Swap Rate, the “ICESWAP2” page or (b) in the case of EURIBOR, the “EURIBOR01” page, or in each case such other page as may replace that page on that information service, or on such other equivalent information service as may be nominated by the person providing or sponsoring such information, for the purpose of displaying equivalent or comparable rates to the 5-year Mid-Swap Rate or EURIBOR, as applicable.

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

“Tier 1 Notes” means the Dollar Notes and the Euro Notes.

Section. 3.02. Deletion of Definitions. With respect to the Tier 1 Notes only, the following definitions shall be deleted in their entirety in Section 1.01 of the Base Indenture:

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States of America which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Contingent Convertible Capital Securities, if any, of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

Section 3.03. Replacement of Definitions. With respect to the Tier 1 Notes only, Section 1.01 of the Base Indenture is amended to replace in their entirety the following definitions:

“Calculation Agent” means the Trustee or such other person authorized by the Company as the party responsible for calculating the Distributions and/or such other amount(s) as may be agreed to from time to time in relation to any series of Contingent Convertible Capital Securities. The Trustee will initially act as the Calculation Agent in respect of the Notes.

“Conversion Price” means, on the Trigger Event Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Current Market Price of a Common Share, converted into U.S. dollars at the Prevailing Rate, with respect to the Dollar Notes;

(ii)	the Floor Price; and

(iii)	the nominal value of a Common Share, converted into U.S. dollars at the Prevailing Rate, with respect to the Dollar Notes;

in each case on the Trigger Event Notice Date; or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above with respect to the Dollar Notes shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

“Distribution” means the Euro Notes Distribution and the Dollar Notes Distribution.

“Distribution Payment Date” means February 12, May 12, August 12 and November 12 in each year.

“Distribution Rate” means the rate at which the Tier 1 Notes accrue Distributions in accordance with Section 3.04 of the First Supplemental Indenture.

“Floor Price” means (a) with respect to the Dollar Notes, $2.555 per Common Share and (b) with respect to the Euro Notes, €2.129 per Common Share, subject to adjustment in accordance with Section 4.03.

“Liquidation Preference” means (a) with respect to the Dollar Notes, $200,000 per Dollar Note and (b) with respect to the Euro Notes, €200,000 per Euro Note.

Section 3.04. Distributions.

(a)	The Dollar Notes accrue Distributions at the following rate (the “Dollar Notes Distributions”):

(i)	in respect of the period from (and including) the Closing Date to (but excluding) the Dollar Notes First Reset Date at the rate of 4.750% per annum; and

(ii)

in respect of each Dollar Notes Reset Period, at the rate per annum equal to the aggregate of the Dollar Notes Initial Margin and the 5-year UST (expressed as an annual rate) for such Dollar Notes Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date, provided that any Dollar Notes Distribution shall not be less than zero.

(b)	The Euro Notes accrue Distributions at the following rate (the “Euro Distribution Rate”):

(i)	in respect of the period from (and including) the Closing Date to (but excluding) the Euro Notes First Reset Date at the rate of 4.125% per annum; and

(ii)

in respect of each Euro Notes Reset Period, at the rate per annum equal to the aggregate of the Euro Notes Initial Margin and the 5-year Mid-Swap Rate (expressed as an annual rate) for such Euro Notes Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date, provided that any Euro Notes Distribution Rate shall not be less than zero.

(c)

Subject as provided in the Contingent Convertible Capital Securities Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Capital Securities Indenture), such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

(d)

If a Distribution is required to be paid in respect of a Tier 1 Note on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Tier 1 Note, multiplying the product by (i) the actual number of days in the period from (and including) the date from which Distributions began to accrue (the “Accrual Date”) to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(e)

If any date on which any payment is due to be made on the Tier 1 Notes would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the Holders shall not be entitled to any interest or other payment in respect of any such delay.

(f)

If the Company does not pay a Distribution or part thereof in accordance with this Section 3.04, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of a Distribution in respect of the Tier 1 Notes, and the Company subsequently does not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel also such portion of such Distribution, and accordingly such portion of the Distribution shall also not be due and payable.

(g)

The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to the Company in accordance with Section 1.06 of the Contingent Convertible Capital Securities Indenture as soon as possible after its determination but in no event later than the fourth (4th) Business Day after each Reset Determination Date.

(h)

For the avoidance of doubt, the Calculation Agent shall not be responsible to the Company, Holders or any third party as a result of the Calculation Agent having relied upon any quotation, ratio or other information provided to it by any person for the purposes of making any determination hereunder, which subsequently may be found to be incorrect or inaccurate in any way or for any losses arising by virtue thereof.

(i)

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this section by the Calculation Agent, shall (in the absence of willful default, bad faith or manifest error) be binding on the Company, the Principal Paying Agent, the Trustee, the other Paying and Conversion Agents and all Holders, and (in the absence of willful default, bad faith or manifest error) no liability to the Company or the Holders of the Tier 1 Notes shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretion pursuant to such provisions. None of the Principal Paying Agent, the Trustee nor the Paying and Conversion Agents shall have any responsibility to determine whether or not manifest error has occurred.

(j)	The Euro Notes Successor Rate and Alternative Rate shall be determined as follows:

(i)

If at the time of determining the Distribution Rate with respect to the Euro Notes, a Benchmark Event occurs or has occurred, then the Company shall use its reasonable endeavors to appoint an Independent Financial Adviser, as soon as reasonably practicable, with a view to the Company determining a Successor Rate, failing which an Alternative Rate and, in either case, an Adjustment Spread, if any, and any Benchmark Amendments.

(ii)

An Independent Financial Adviser appointed pursuant to this subsection shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Financial Adviser shall have no liability whatsoever to the Company, the Calculation Agent, the Paying and Conversion Agent, or the holders of the Euro Notes for any advice given to the Company in connection with any determination made by the Company, pursuant to this subsection.

(iii)

If (i) the Company is unable to appoint an Independent Financial Adviser; and/or (ii) the Company fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this subsection prior to the relevant Reset Determination Date, the Distribution Rate applicable to the next succeeding Euro Notes Reset Period shall be equal to the Distribution Rate last determined in relation to the Euro Notes in respect of the immediately preceding Euro Notes Reset Period. If the Company fails to make such a determination prior to the first Reset Determination Date, the Distribution Rate shall be 4.125% per annum. For the avoidance of doubt, the contents of this subsection shall apply to the relevant next succeeding Euro Notes Reset Period only and any subsequent Euro Notes Reset Periods are subject to the subsequent operation of, and to adjustment as provided in, this subsection.

(iv)	If the Company, following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, determines that:

(1)

there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Distribution Rate (or the relevant component part thereof), as applicable, for all future Distributions with respect to the Euro Notes (subject to the operation of this subsection; or

(2)

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Distribution Rate (or the relevant component part thereof), as applicable, for all future Distributions with respect to the Euro Notes (subject to the operation of this subsection).

(v)

If the Company, following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Company, following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread.

(vi)

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this subsection and the Company, following consultation with the Independent Financial Adviser and acting in good faith and in a commercially reasonable manner, determines (i) that Benchmark Amendments are necessary and (ii) the terms of the Benchmark Amendments, then the Company shall, as permitted under Contingent Convertible Capital Securities Indenture and subject to giving notice thereof as provided below, without any requirement for the consent or approval of holders of the Euro Notes, vary the terms of the Euro Notes to give effect to such Benchmark Amendments with effect from the date specified in such notice. No such Benchmark Amendments shall affect the Trustee’s, the Calculation Agent’s or the Paying and Conversion Agent’s own rights, duties or immunities under Contingent Convertible Capital Securities Indenture, without the written consent of the Trustee, the Calculation Agent or the Paying and Conversion Agent, as applicable.

(vii)

In connection with any such variation in accordance with this subsection, the Company shall comply with the rules of any stock exchange on which the Euro Notes are for the time being listed or admitted to trading.

(viii)

Notwithstanding any other provision of this subsection, no Successor Rate or Alternative Rate will be adopted, nor any Adjustment Spread applied, nor will any Benchmark Amendments be made, if and to the extent that, in the determination of the Company, the same could reasonably be expected to prejudice the qualification of the Euro Notes as Tier 1 Capital.

(ix)

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this subsection will be notified promptly by the Company to the Trustee, the Calculation Agent, the Paying and Conversion Agent and to holders of Euro Notes in accordance with Section 1.05 of the Contingent Convertible Capital Securities Indenture. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

(x)

Without prejudice to the obligations of the Company under this subsection, the Original Reference Rate and the fallback provisions otherwise provided for herein will continue to apply unless and until a Benchmark Event has occurred.

Section 3.05. Payment. Notwithstanding Section 3.07 of the Base Indenture, payments of Distributions, if any, and any Additional Amounts on the Tier 1 Notes may be made by wire transfer of immediately available funds.

Section 3.06. Replacement of Provisions with Respect to Restrictions on Payments. With respect to the Tier 1 Notes only, item “(b)” of Section 3.09 of the Base Indenture is hereby replaced with the following.

No Distributions will be made on the Tier 1 Notes until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to the Company and/or the Group to be exceeded. No payment shall be made on the Tier 1 Notes (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to the Company and/or the Group).

Section 3.07. Deletion of Satisfaction and Discharge Provisions. With respect to the Tier 1 Notes only, Article 5 of the Base Indenture is deleted in its entirety.

Section 3.08. Deletion of Provisions with Respect to Selection by the Trustee of Contingent Convertible Capital Securities to be Redeemed. With respect to the Tier 1 Notes only, the first paragraph of Section 12.03 of the Base Indenture is deleted in its entirety.

Section 3.09. Replacement of Provisions with Respect to Optional Redemption. With respect to the Tier 1 Notes only, Section 12.11 of the Base Indenture is hereby replaced with the following.

Optional Redemption. The Tier 1 Notes may be redeemed at the Company’s option, in whole but not in part, (a) with respect to the Dollar Notes on (i) any calendar day during the six-month period commencing on (and including) November 12, 2026 to (and including) the Dollar Notes First Reset Date and (ii) any Distribution Payment Date thereafter and (b) with respect to the Euro Notes on (i) any calendar day during the six-month period commencing on (and including) November 12, 2027 to (and including) the Euro Notes First Reset Date and (ii) any Distribution Payment Date thereafter, in each case at the Redemption Price and subject to (a) the prior consent of the Regulator if and as required under Applicable Banking Regulations and (b) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) 241/2014 and/or any other Applicable Banking Regulations then in force, and in accordance with Section 12.04(d) (and otherwise in accordance with Applicable Banking Regulations then in force).

ARTICLE 4

MISCELLANEOUS

Section 4.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee, the Base Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Tier 1 Notes or otherwise as applicable.

Section 4.02. Confirmation Of Indenture. The Base Indenture, as amended and supplemented by this First Supplemental Indenture with respect to the Tier 1 Notes or otherwise as applicable, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Tier 1 Notes or otherwise as applicable, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Contingent Convertible Capital Securities Indenture and, where applicable, with respect to the Tier 1 Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail where applicable.

Section 4.03. Concerning The Trustee. The Trustee does not make any representations as to the validity, sufficiency or adequacy of this First Supplemental Indenture or the Tier 1 Notes. The recitals and statements herein and in the Tier 1 Notes are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.04. Governing Law. The Contingent Convertible Capital Securities Indenture and the Tier 1 Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01(a) of the Contingent Convertible Capital Securities Indenture, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Contingent Convertible Capital Securities Indenture and the Tier 1 Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 4.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (i.e., “pdf”, “tif” or “jpg”) transmission and other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture and any indenture supplemental hereto and any other document, certificate or opinion delivered in connection with this First Supplemental Indenture, such supplemental indenture or the issuance and delivery of the Tier 1 Notes may be signed by or on behalf of the Company and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

BANCO SANTANDER, S.A., as Issuer

By:	/s/ Silvana Borgatti

Name:	Silvana Borgatti
Title:	Director / Authorized Representative

THE BANK OF NEW YORK MELLON, London Branch, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent

By:	/s/ Martin Olcese

Name:	Martin Olcese
Title:	Vice President

THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, as Registrar

By:	/s/ Martin Olcese

Name:	Martin Olcese
Title:	Vice President

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.13 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR TIER 1 NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SUBORDINATION OF THIS NOTE IS SET FORTH IN SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTION 13.01(a), AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AH2

ISIN No. US05971KAH23

SERIES 10 4.750% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL PREFERRED TIER 1 SECURITIES

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company”, which term includes any successor person under the Contingent Convertible Capital Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Liquidation Preference of $             (             dollars) if and to the extent due, and to pay Distributions thereon, if any, in accordance with the terms hereof and the Contingent Convertible Capital Securities Indenture. The Series 10 4.750% Non-step-up Non-cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Dollar Notes”) shall have no fixed maturity or fixed redemption date.

This Dollar Note will accrue non-cumulative cash distributions (“Distributions”) (i) in respect of the period from (and including) May 12, 2021 (the “Closing Date”) to (but excluding) May 12, 2027 (six years after the Closing Date) (the “First Reset Date”) at the rate of 4.750% per annum, and (ii) in respect of each period from (and including) the First Reset Date and every fifth anniversary thereof (each a “Reset Date”) to (but excluding) the next succeeding Reset Date (each such period, a “Reset Period”), at the rate per annum equal to the aggregate of 3.753% per annum and the 5-year UST for the relevant Reset Period, with such rate per annum converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. Subject as provided in the Contingent Convertible Capital Securities Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Capital Securities Indenture and Section 3.04 of the First Supplemental Indenture), such Distributions will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 in each year (each a “Distribution Payment Date”), commencing on August 12, 2021.

Payments of Distributions on this Dollar Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the Distributions this Dollar Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company for collection by the Holder. If the date for payment of any Distribution is not a Business Day, then (subject as provided in the Contingent Convertible Capital Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The Dollar Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For information purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate Liquidation Preference of the Tier 1 Notes was equivalent to approximately €1,579,187,396 (i.e., €750,000,000 with respect to the Euro Notes and approximately €829,187,396 with respect to the Dollar Notes, based on the European Central Bank reference exchange rate as of May 6, 2021 of US $1.2060 per €1.00).

Amounts due on this Dollar Note shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Dollar Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Dollar Note is registered as the owner of such Dollar Note for the purpose of receiving payment of Distributions, if any, on and any Additional Amounts with respect to such Dollar Note and for all other purposes whatsoever, whether or not such Dollar Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Dollar Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Dollar Note shall not be entitled to any benefit under the Contingent Convertible Capital Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Dollar Note or any other agreements, arrangements, or understandings between the Company and any Holder of this Dollar Note, by its acquisition of this Dollar Note, each Holder (which includes each holder of a beneficial interest in this Dollar Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Dollar Notes, in which case the Holder agrees to accept in lieu of its rights under this Dollar Note any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Dollar Note or Amounts Due;

•

the amendment or alteration of the maturity of this Dollar Note or amendment of the Distribution payable on this Dollar Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Dollar Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Dollar Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof (including the BRRD II), as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SRM Regulation II).

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 806/2014 as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms.

The public deed of issuance (escritura de emisión) related to the Tier 1 Notes was executed on May 10, 2021 before Mr. Miguel Ruiz-Gallardón with the number 2676 of his records.

IN WITNESS WHEREOF, the Company has caused this Dollar Note to be duly executed.

Dated: May         , 2021

BANCO SANTANDER, S.A.

By:

Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Capital Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Capital Securities Indenture.

Dated: May         , 2021

THE BANK OF NEW YORK MELLON, London Branch, as Trustee

By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series 10 4.750% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (herein called the “Dollar Notes”) issued and to be issued in one or more series under a Convertible Capital Securities Indenture, dated as of May 12, 2021 (herein called the “Base Indenture”), between the Company, as issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of May 12, 2021, among the Company, the Trustee, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon, Luxembourg Branch, as Contingent Convertible Capital Securities Registrar (the “First Supplemental Indenture”, and the Base Indenture, as supplemented and amended by the First Supplemental Indenture, the “Contingent Convertible Capital Securities Indenture”) to which Contingent Convertible Capital Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of this Dollar Note and of the terms upon which this Dollar Note is, and is to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Contingent Convertible Capital Securities Indenture unless otherwise indicated. The terms of this Dollar Note include those stated in the Contingent Convertible Capital Securities Indenture. This Dollar Note is subject to all such terms, and Holders of this Dollar Note are referred to the Contingent Convertible Capital Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Dollar Note and the terms of the Contingent Convertible Capital Securities Indenture, the terms of the Contingent Convertible Capital Securities Indenture will control.

This Dollar Note is one of the series designated on the face hereof, initially limited in aggregate Liquidation Preference of $1,000,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the Dollar Notes, issue additional Contingent Convertible Capital Securities (“Additional Dollar Notes”) under the Contingent Convertible Capital Securities Indenture, having the same ranking and same Distribution Rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as this Dollar Note; provided, however, that such Additional Dollar Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Dollar Notes unless the Additional Dollar Notes are fungible with the Dollar Notes for U.S. federal income tax purposes. Any such Additional Dollar Notes, together with the Dollar Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture and shall be included in the definition of “Contingent Convertible Capital Securities” in the Base Indenture where the context requires.

Unless previously converted into Common Shares, the payment obligations of the Company under this Dollar Note constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company, for so long as the obligations of the Company in respect of the Tier 1 Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other claims in respect of any outstanding Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company, (b) any obligations of the Company in respect of Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the Company’s obligations under Additional Tier 1 Instruments.

The Company agrees with respect to this Dollar Note and each Holder of this Dollar Note, by his or her acquisition of this Dollar Note, will be deemed to have agreed to the above described subordination. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of this Dollar Note. In addition, each Holder of this Dollar Note by his or her acquisition of this Dollar Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of this Dollar Note as provided in the Contingent Convertible Capital Securities Indenture and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

The obligations of the Company under this Dollar Note are subject to the Bail-in Power.

“Additional Tier 1 Instrument” means any subordinated obligation (crédito subordinado) of the Company according to Article 281.1.2º of the Spanish Insolvency Law, qualifying as an additional tier 1 instrument (instrumento de capital adicional de nivel 1) under Additional Provision 14.3º(c) of Law 11/2015.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Spanish Insolvency Law” means the restated text of the Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended from time to time.

“Tier 2 Instrument” means any subordinated obligation (crédito subordinado) of the Company according to Article 281.1.2º of the Spanish Insolvency Law, qualifying as a tier 2 instrument (instrumento de capital de nivel 2) under Additional Provision 14.3º(b) of Law 11/2015.

The provisions of Section 13.01 of the Contingent Convertible Capital Securities Indenture and Section 2.01(p) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to this Dollar Note and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 7.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

Notwithstanding any other term of this Dollar Note or any other agreements, arrangements, or understandings between the Company and any Holder of this Dollar Note, by its acquisition of this Dollar Note, each Holder (which includes each holder of a beneficial interest in this Dollar Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Dollar Notes, in which case the Holder agrees to accept in lieu of its rights under this Dollar Note any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Dollar Note or Amounts Due;

•

the amendment or alteration of the maturity of this Dollar Note or amendment of the Distribution payable on this Dollar Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Dollar Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Dollar Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof (including the BRRD II), as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SRM Regulation II).

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 806/2014 as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms.

No repayment or payment of Amounts Due, if any, on this Dollar Note, shall be or become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, the potential write-down or cancellation of all or a portion of the Liquidation Preference of—or Distributions on—this Dollar Note or the conversion of this Dollar Note into Common Equity Tier 1 instruments, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion following a Trigger Event although these events may occur consecutively. Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Company, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Dollar Notes will be an Enforcement Event.

By its acquisition of this Dollar Note, each Holder of this Dollar Note (which, for these purposes, include each Holder of a beneficial interest in this Dollar Note), to the extent permitted by the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Dollar Note.

Additionally, by its acquisition of this Dollar Note, each Holder of this Dollar Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Dollar Notes with respect to any portion of the Dollar Notes that are written-down, converted to equity and/or cancelled under the Contingent Convertible Capital Securities Indenture, which authorizes Holders of a majority in aggregate outstanding Liquidation Preference of the outstanding Dollar Notes to direct certain actions relating to the Dollar Notes; and

(ii) the Contingent Convertible Capital Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Dollar Notes remain outstanding, there will at all times be a Trustee for the Dollar Notes in accordance with the Contingent Convertible Capital Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Dollar Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Dollar Note, each Holder of this Dollar Note acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Dollar Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Each Holder of this Dollar Note that acquires such Dollar Note in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of this Dollar Note that acquire this Dollar Note upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of this Dollar Note, including in relation to the Bail-in-Power.

By purchasing this Dollar Note, each Holder (including each beneficial owner) of this Dollar Note shall be deemed to have authorized, directed and requested Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V., DTC and any of their respective direct participants or other intermediary through which it holds this Dollar Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to this Dollar Note as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Dollar Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to this Dollar Note.

Additional terms of this Dollar Note, including but not limited to Distributions, redemption, conversion, Enforcement Events, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of this Dollar Note upon certain events, and amendment are set forth in the Contingent Convertible Capital Securities Indenture.

The Contingent Convertible Capital Securities Indenture and this Dollar Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01(a) of the Contingent Convertible Capital Securities Indenture, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Contingent Convertible Capital Securities Indenture and this Dollar Note shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The Dollar Notes and this Dollar Note have been issued in the State of New York.

EXHIBIT B

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY ON BEHALF OF EUROCLEAR AND CLEARSTREAM LUXEMBOURG AS THE DEPOSITARY (AS DEFINED IN THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.13 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR TIER 1 NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN SUCH NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

THE SUBORDINATION OF THIS NOTE IS SET FORTH IN SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTION 13.01(a), AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AJ8

ISIN No. XS2342620924

SERIES 11 4.125% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL PREFERRED TIER 1 SECURITIES

Issued by

BANCO SANTANDER, S.A.

No.	€

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company”, which term includes any successor person under the Contingent Convertible Capital Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to a common depositary on behalf of Euroclear and Clearstream Luxembourg, or a nominee thereof, or registered assigns, the Liquidation Preference of €             ( euros) if and to the extent due, and to pay Distributions thereon, if any, in accordance with the terms hereof and the Contingent Convertible Capital Securities Indenture. The Series 11 4.125% Non-step-up Non-cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Euro Notes”) shall have no fixed maturity or fixed redemption date.

This Euro Note will accrue non-cumulative cash distributions (“Distributions”) (i) in respect of the period from (and including) May 12, 2021 (the “Closing Date”) to (but excluding) May 12, 2028 (seven years after the Closing Date) (the “First Reset Date”) at the rate of 4.125% per annum, and (ii) in respect of each period from (and including) the First Reset Date and every fifth anniversary thereof (each a “Reset Date”) to (but excluding) the next succeeding Reset Date (each such period, a “Reset Period”), at the rate per annum equal to the aggregate of 4.311% per annum and the 5-year Mid-Swap Rate (expressed as an annual rate) for the relevant Reset Period, with such rate per annum converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. Subject as provided in the Contingent Convertible Capital Securities Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Capital Securities Indenture and Section 3.04 of the First Supplemental Indenture), such Distributions will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 in each year (each a “Distribution Payment Date”), commencing on August 12, 2021.

Payments of Distributions on this Euro Note shall be computed on the basis of the actual number of days elapsed and the actual number of days in the year.

Payment of the Distributions this Euro Note will be made by wire transfer of immediately available funds in euro, except as described below. Such payment shall be made to the Holder including through a Paying Agent of the Company for collection by the Holder. If the date for payment of any Distribution is not a Business Day, then (subject as provided in the Contingent Convertible Capital Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The Euro Notes are issuable in minimum denominations of €200,000 and integral multiples of €200,000 in excess thereof.

For information purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate Liquidation Preference of the Tier 1 Notes was equivalent to approximately €1,579,187,396 (i.e., €750,000,000 with respect to the Euro Notes and approximately €829,187,396 with respect to the Dollar Notes, based on the European Central Bank reference exchange rate as of May 6, 2021 of US $1.2060 per €1.00).

Amounts due on this Euro Note shall be payable in euros, provided that, if the euro is unavailable to the Company due to circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Euro Note shall be made in U.S. Dollars until the euro is again available to the Company and so used. In such circumstances, the amount payable on any date in euro shall be calculated and converted into U.S. Dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of this Euro Note so made in U.S. dollars will not constitute an event of default or Enforcement Event under this Euro Note or the Contingent Convertible Capital Securities Indenture.

Prior to due presentment of this Euro Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Euro Note is registered as the owner of such Euro Note for the purpose of receiving payment of Distributions, if any, on and any Additional Amounts with respect to such Euro Note and for all other purposes whatsoever, whether or not such Euro Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Euro Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Euro Note shall not be entitled to any benefit under the Contingent Convertible Capital Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Euro Note or any other agreements, arrangements, or understandings between the Company and any Holder of this Euro Note, by its acquisition of this Euro Note, each Holder (which includes each holder of a beneficial interest in this Euro Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Euro Notes, in which case the Holder agrees to accept in lieu of its rights under this Euro Note any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Euro Note or Amounts Due;

•

the amendment or alteration of the maturity of this Euro Note or amendment of the Distribution payable on this Euro Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Euro Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Euro Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof (including the BRRD II), as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SRM Regulation II).

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 806/2014 as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms.

The public deed of issuance (escritura de emisión) related to the Tier 1 Notes was executed on May 10, 2021 before Mr. Miguel Ruiz-Gallardón with the number 2676 of his records.

IN WITNESS WHEREOF, the Company has caused this Euro Note to be duly executed.

Dated: May    , 2021

BANCO SANTANDER, S.A.

By:

Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Capital Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Capital Securities Indenture.

Dated: May    , 2021

THE BANK OF NEW YORK MELLON, London Branch, as Trustee

By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series 11 4.125% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (herein called the “Euro Notes”) issued and to be issued in one or more series under a Convertible Capital Securities Indenture, dated as of May 12, 2021 (herein called the “Base Indenture”), between the Company, as issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of May 12, 2021, among the Company, the Trustee, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon, Luxembourg Branch, as Contingent Convertible Capital Securities Registrar (the “First Supplemental Indenture”, and the Base Indenture, as supplemented and amended by the First Supplemental Indenture, the “Contingent Convertible Capital Securities Indenture”) to which Contingent Convertible Capital Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of this Euro Note and of the terms upon which this Euro Note is, and is to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Contingent Convertible Capital Securities Indenture unless otherwise indicated. The terms of this Euro Note include those stated in the Contingent Convertible Capital Securities Indenture. This Euro Note is subject to all such terms, and Holders of this Euro Note are referred to the Contingent Convertible Capital Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Euro Note and the terms of the Contingent Convertible Capital Securities Indenture, the terms of the Contingent Convertible Capital Securities Indenture will control.

This Euro Note is one of the series designated on the face hereof, initially limited in aggregate Liquidation Preference of €750,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the Euro Notes, issue additional Contingent Convertible Capital Securities (“Additional Euro Notes”) under the Contingent Convertible Capital Securities Indenture, having the same ranking and same Euro Distribution Rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as this Euro Note; provided, however, that such Additional Euro Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Euro Notes unless the Additional Euro Notes are fungible with the Euro Notes for U.S. federal income tax purposes. Any such Additional Euro Notes, together with the Euro Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture and shall be included in the definition of “Contingent Convertible Capital Securities” in the Base Indenture where the context requires.

Unless previously converted into Common Shares, the payment obligations of the Company under this Euro Note constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company, for so long as the obligations of the Company in respect of the Tier 1 Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other claims in respect of any outstanding Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company, (b) any obligations of the Company in respect of Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the Company’s obligations under Additional Tier 1 Instruments.

The Company agrees with respect to this Euro Note and each Holder of this Euro Note, by his or her acquisition of this Euro Note, will be deemed to have agreed to the above described subordination. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of this Euro Note. In addition, each Holder of this Euro Note by his or her acquisition of this Euro Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of this Euro Note as provided in the Contingent Convertible Capital Securities Indenture and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

The obligations of the Company under this Euro Note are subject to the Bail-in Power.

“Additional Tier 1 Instrument” means any subordinated obligation (crédito subordinado) of the Company according to Article 281.1.2º of the Spanish Insolvency Law, qualifying as an additional tier 1 instrument (instrumento de capital adicional de nivel 1) under Additional Provision 14.3º(c) of Law 11/2015.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Spanish Insolvency Law” means the restated text of the Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended from time to time.

“Tier 2 Instrument” means any subordinated obligation (crédito subordinado) of the Company according to Article 281.1.2º of the Spanish Insolvency Law, qualifying as a tier 2 instrument (instrumento de capital de nivel 2) under Additional Provision 14.3º(b) of Law 11/2015.

The provisions of Section 13.01 of the Contingent Convertible Capital Securities Indenture and Section 2.02(p) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to this Euro Note and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 7.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

Notwithstanding any other term of this Euro Note or any other agreements, arrangements, or understandings between the Company and any Holder of this Euro Note, by its acquisition of this Euro Note, each Holder (which includes each holder of a beneficial interest in this Euro Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Euro Notes, in which case the Holder agrees to accept in lieu of its rights under this Euro Note any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Euro Note or Amounts Due;

•

the amendment or alteration of the maturity of this Euro Note or amendment of the Distribution payable on this Euro Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Euro Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Euro Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, and in particular its article 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof (including the BRRD II), as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SRM Regulation II).

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 806/2014 as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms.

No repayment or payment of Amounts Due, if any, on this Euro Note, shall be or become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, the potential write-down or cancellation of all or a portion of the Liquidation Preference of—or Distributions on—this Euro Note or the conversion of this Euro Note into Common Equity Tier 1 instruments, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion following a Trigger Event although these events may occur consecutively. Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Company, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Euro Notes will be an Enforcement Event.

By its acquisition of this Euro Note, each Holder of this Euro Note (which, for these purposes, include each Holder of a beneficial interest in this Euro Note), to the extent permitted by the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Euro Note.

Additionally, by its acquisition of this Euro Note, each Holder of this Euro Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Euro Notes with respect to any portion of the Euro Notes that are written-down, converted to equity and/or cancelled under the Contingent Convertible Capital Securities Indenture, which authorizes Holders of a majority in aggregate outstanding Liquidation Preference of the outstanding Euro Notes to direct certain actions relating to the Euro Notes; and

(ii) the Contingent Convertible Capital Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Euro Notes remain outstanding, there will at all times be a Trustee for the Euro Notes in accordance with the Contingent Convertible Capital Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Euro Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Euro Note, each Holder of this Euro Note acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Euro Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Each Holder of this Euro Note that acquires this Euro Note in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of this Euro Note that acquire this Euro Note upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of this Euro Note, including in relation to the Bail-in-Power.

By purchasing this Euro Note, each Holder (including each beneficial owner) of this Euro Note shall be deemed to have authorized, directed and requested Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V., DTC and any of their respective direct participants or other intermediary through which it holds this Euro Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to this Euro Note as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Euro Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to this Euro Note.

Additional terms of this Euro Note, including but not limited to Distributions, redemption, conversion, Enforcement Events, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of this Euro Note upon certain events, and amendment are set forth in the Contingent Convertible Capital Securities Indenture.

The Contingent Convertible Capital Securities Indenture and this Euro Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01(a) of the Contingent Convertible Capital Securities Indenture, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Contingent Convertible Capital Securities Indenture and this Euro Note shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The Euro Notes and this Euro Note have been issued in the State of New York.